Exhibit 10.33


                 CLOFARABINE MARKETING & DISTRIBUTION AGREEMENT


        THIS CLOFARABINE MARKETING & DISTRIBUTION AGREEMENT (this "Agreement"), effective as of the 24th day of March, 2006 (the "Effective Date") is between Bioenvision, Inc., a Delaware corporation with its principal offices located at 345 Park Avenue, 41st Floor, New York, New York 10154 ("Bioenvision") and Mayne Pharma Limited, an Australian corporation with its principal offices located at Level 21, 390 St. Kilda Road, Melbourne Victoria 3004 Australia (the "Distributor").

                                   WITNESSETH


        WHEREAS, Bioenvision is engaged in the development and manufacture of certain pharmaceutical products and the Distributor is engaged in the business of marketing and selling certain pharmaceutical products; and

        WHEREAS, Bioenvision has the exclusive right to market and sell the Product (as hereinafter defined) in certain territories, including the Territory (as hereinafter defined); and

        WHEREAS, the Distributor has substantial knowledge, experience and expertise in obtaining regulatory approvals and reimbursement authorizations, and making and selling therapeutic drugs in the Territory; and

        WHEREAS, Bioenvision desires to engage the Distributor to seek registration and, as required, reimbursement approval of the Product in the Territory; and

        WHEREAS, Bioenvision desires to appoint the Distributor as the exclusive distributor of the Product in the Territory, and the Distributor desires to accept such appointment;

        WHEREAS, Bioenvision desires to grant exclusive marketing rights to Distributor in the Territory, and the Distributor desires to accept such grant;

        NOW, THEREFORE, in consideration of the foregoing and the mutual terms, conditions and agreements set forth herein, Bioenvision and the Distributor hereby agree as follows:

1.      DEFINITIONS

        As used in this Agreement, the singular includes the plural and the plural includes the singular, wherever so required by fact or context. Titles used in the Sections hereof shall be only for convenience and shall not be regarded as part of this Agreement. Schedule shall mean any schedule to this Agreement, each of them being made a part hereof. As used in this Agreement, and unless otherwise provided, the following terms shall have the following meanings:



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        "Act of Insolvency" means (1) filing a petition in voluntary bankruptcy or making an assignment for the benefit of creditors or consenting to the appointment of a receiver of all or any substantial part of the property of a party, or filing a petition to take advantage of any debtors act; (ii) the commencement against a party of any case, proceeding or other action seeking the adjudication of such party as bankrupt by a court of competent jurisdiction or the appointment by such a court of a trustee or receiver or receivers of such party or of all or any substantial part of the property of such party upon the application of any creditor in any insolvency or bankruptcy proceeding or other creditor's suit, which case, proceeding or other action is not dismissed within sixty (60) days of its commencement; or (iii) any event or act analogous to any of these.

         "Affiliates" of a party means persons or entities that directly, or indirectly through one or more intermediaries, control or are controlled by or are under common control with such party. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

        "Competitive Products" means any products, other than the Products, that contain clofarabine as their active ingredient.

        "Distributor's Warehouse" means the warehouse of the Distributor located at 1 Lexia Place, Mulgrave, Victoria, Australia, or such other place as the Distributor determines that is acceptable to Bioenvision.

        "Dossier" means the then-current EU Common Technical Document for a Product;

        "Effective Date" means the date the last party properly executes this Agreement.

        "EMEA" means the European Medicines Agency or any successor body or organization.

        "Event of Default" means (the party with respect to which such an event relates being referred to herein as a "Defaulting Party") any failure of the Defaulting Party (except where such failure is caused by or a direct result of an Event of Default by the other party) to observe and perform any material covenant or agreement contained in this Agreement for a period of thirty (30) days after receipt by the Defaulting Party of notice thereof from the other party.

        "Extension Term(s)" means the period or periods, if any, during which the Initial Term is extended by the Distributor in accordance herewith.

        "Generally Accepted Accounting Principles" or ("GAAP") means the principles, basic concepts and conventions used and set by the Financial Accounting Standards Board in the United States of America.

        "GMP" has the meaning provided under the GMP Agreement.



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        "GMP Agreement" means an agreement in relation to the quality issues relating to the Product.

        "Gross Sales" means the gross amount invoiced by the Distributor for Sales of Product, other than amounts invoiced by the Distributor to its Affiliates, but such amount shall include the subsequent sale to Third Parties by any such Affiliate.

        "Indication" means any one of the Initial Indications or the Optional Indications for which Distributor has exercised its option under Section 3.2(a), and "Indications" means more than one of either or both of the Initial Indications and such Optional Indications.

        "Initial Indication" means use of the Product for treatment of acute lymphoblastic leukemia, acute myeloid leukemia in children and adults, and as first-line treatment for acute myeloid leukemia in adults.

        "Initial Term" means the period beginning on the Effective Date and continuing until the [****] anniversary of the Effective Date, unless terminated earlier in accordance with the provisions of Section 14.

        "Marketing Plan" has the meaning ascribed to it in Section 10.1(a).

        "Net Sales" means Gross Sales less the sum of (i) credits or allowances given or made for rejection or return of previously sold Products, (ii) sales, use, value-added and similar retail taxes charged to the purchaser and specifically identified on the invoice or other documentation related to the Sale and (iii) charges for freight and insurance directly related to the distribution of Products to the extent reflected on the invoice issued by Distributor.

        "New Indication" means any indication for the Product other than those that are included within the Indication.

        "Optional Indications" means use of the Product for treatment of any of the following conditions or diseases: chronic lymphoblastic leukemia, chronic myeloid leukemia, acute promyelocytic leukemia, myeloproliferative and myelodysplastic syndromes, multiple myeloma and non-hodgkins lymphoma.

        "Pharmacovigilance Agreement" means an agreement in relation to the pharmacovigilance issues relating to the Product.

        "Product" means clofarabine supplied to the Distributor by Bioenvision under this Agreement, in oral and injectable formulations, as further described in the Specifications.

        "Registration Approval" means the approval for each Product issued by the Regulatory Authorities that is required for the commercial sale of such Product in the Territory. Registration Approval shall not include Reimbursement Approval.



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        "Regulatory Authorities" means the Therapeutic Goods Administration in
Australia and Medsafe in New Zealand, in each case, including any successor or equivalent authority thereto, if applicable.

        "Reimbursement Approval" means the approval of the Reimbursement Price for each Product as established by the Australian Pharmaceutical Benefits Scheme. Reimbursement Approval shall not include Registration Approval.

        "Reimbursement Price" means the government reimbursement price established, approved and as modified from time to time by the Australian Pharmaceutical Benefits Scheme for the Product within Australia.

        "Sale(s)" (or "Sold") means any gift, grant, sale, assignment, transfer, conveyance or other disposition of the Product by the Distributor or any of its Affiliates to another party (other than for quality assurance or control purposes); provided however, that Sales shall not include distribution of samples of the Product without charge to physicians, hospitals or clinics for promotional or research purposes as set forth in the Marketing Plan.

        "Sales Reports" has the meaning ascribed to it in Section 10.1(c).

         "Specifications" means the specifications for Product set forth in Schedule A as amended from time to time in accordance herewith.

        "Term" means the Initial Term plus any Extension Term(s), if applicable.

        "Territory" means Australia and New Zealand.

        "Third Party" means any person other than the parties to this Agreement and their Affiliates.

        "Trademarks" means the trademarks, service marks, trade names and logos used on or in connection with the identification or marketing of the Product listed on Schedule B hereto and any additional trademarks, service marks, trade names and logos that are approved by the Parties.

        "Unit of Product" means the standard outer package for the Territory labeled in accordance with applicable laws and the Registration Approval, initially containing four (4) vials of Product, a package insert and the components contained in Bioenvision's standard package for markets outside North America (and such other components as the parties may mutually agree to include due to regulatory requirements in the Territory).

1A.     EARLY TERMINATION

This Agreement shall be subject to termination by Distributor, by written notice to Bioenvision provided within sixty (60) days following the Effective Date, if Distributor is not satisfied with



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the results of its due diligence efforts conducted during such period, or if the
GMP Agreement and Pharmacovigilance Agreements are not executed by both parties during such period.

2.      PROJECT MANAGEMENT

        2.1 Project Managers. No later than thirty (30) days after the Effective Date, Bioenvision and the Distributor shall each appoint a project manager to be responsible for coordinating between the parties all issues related to regulatory affairs, medical affairs, marketing, logistics, distribution, forecasting, and any other activities contemplated in relation to the commercialization of the Product in the Territory. Each party shall ensure that its project manager is well informed about all relevant Product-related activities within its organization and shall delegate to its project manager authority to, and responsibility for, identifying and resolving within such party's organization all issues related to the marketing and distribution of the Product as contemplated by this Agreement.

        2.2    Meetings.   The Project Managers shall:

               (a) review and advise on the Marketing Plans submitted by the Distributor, and review and comment on sales and marketing strategies for the Product (including launch plans for the Product);

               (b) review and comment on the overall strategy for training, advertising and promotional materials to be used in the Territory;

               (c) review and advise on the publications to be used in the Territory;

               (d) discuss appropriate medical conferences and meetings in the Territory at which the Product should be represented;

               (e) discuss any improvements to the Product planned to be made by Bioenvision, including new formulations or dosage regimens, but excluding new indications; and

               (f) perform such other functions as the parties may decide are appropriate to further the commercial success of the Product in the Territory and the purposes of this Agreement, including the periodic evaluation of actual performance against performance objectives.

The Project Managers shall meet at such times and places as it may determine, but no less frequently than once per calendar year commencing with the second calendar year after the Effective Date. The Project Managers may meet in person or by video or teleconference (if practical), and individual members may participate in any of the foregoing ways. All costs of participation by each Project Manager shall be borne by the party appointing such person.



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3.      REGISTRATION APPROVAL; REIMBURSEMENT APPROVAL.

        3.1 Registration Approval; Reimbursement Approval. Distributor has the exclusive right and obligation to apply for, obtain and maintain (subject to Section 3.5(a) below), on trust for the benefit of Bioenvision, the Registration Approval and Reimbursement Approval for the Initial Indications, and, to the extent it exercises its option hereunder to any Optional Indications, then for such Optional Indications as well, for the Product in the Territory. Subject to the terms and conditions hereof, the Distributor shall make all required submissions for Registration Approval and Reimbursement Approval for the Initial Indications in the Territory provided that the Distributor has no obligation to make the first submission for Registration Approval until it has received Dossiers under Section 3.2(a) for both pediatric Acute Lymphoblastic Leukemia and adult Acute Myeloid Leukemia, and if such approvals are granted by the Regulatory Authorities, during the Term of this Agreement, maintain in effect such Registration Approval and Reimbursement Approval. Distributor shall seek such Registration Approval and Reimbursement Approval for each type of cancer within the Optional Indications at its own option and will notify Bioenvision in writing if it chooses to exercise such option. Distributor must notify Bioenvision whether it chooses to exercise such option over the Optional Indications within ninety (90) days of receipt of the relevant Dossier from Bioenvision as set out in section 3.2(a). In the event that Distributor exercises option, then the relevant Optional Indication shall be deemed to be included with the "Indications" for all purposes hereunder. In the event the Distributor does not exercise such option within the period referred to above, Bioenvision shall be free to seek such Registration Approval and Reimbursement Approval through its Affiliate, or to discuss with, and grant to, a Third Party rights to import, promote, market, distribute and sell Products for the Optional Indication in the Territory, provided that it shall not enter into such a deal with a Third Party on payment terms that are more favourable to the Third Party than the terms last offered to the Distributor.

         3.2 Bioenvision Obligations. Bioenvision shall perform the following obligations following the Effective Date:

               (a) Bioenvision shall provide the Distributor with copies of the Dossier assembled to obtain or update regulatory approval by, and submitted to, the EMEA by Bioenvision for each Indication no later than thirty (30) days after such submission has taken place;

               (b) Bioenvision shall, in June and December of each year, provide the Distributor with clinical and marketing updates from major markets outside the Territory as reasonably necessary to support marketing of the Product and applications for Registration Approval and Reimbursement Approval; and

               (c) Bioenvision shall provide additional information regarding the Product that it may possess, to the extent useful in connection with marketing of the Product and obtaining or maintaining the Registration Approval or Reimbursement Approval; provided however, that Bioenvision shall have



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                      no obligation to perform additional pre-clinical or
                      clinical studies or data analysis in connection with this obligation.

               (d) Prior to the submission by Distributor of an application for Registration Approval by Distributor within the Territory, Bioenvision is free to alter the Specification or Dossier in relation to the Product or any Indication in the Territory, provided that Bioenvision shall provide reasonably prompt notice of same, and an updated Dossier reflecting such changes, to Distributor after making such alteration. After the submission by Distributor of an application for Registration Approval within the Territory but prior to approval of such application, Bioenvision shall not alter the Specification or Dossier in relation to the Product or any Indication in the Territory, except that it may improve the Specification or Dossier during such period provided it gives reasonable prior notice to Distributor. After the submission by Distributor of an application for Registration Approval within the Territory and the approval of such application, Bioenvision shall not alter the Specification or Dossier in relation to the Product or any Indication in the Territory, without the prior written approval of the Distributor, which approval shall not be unreasonably withheld.

               (e) If Bioenvision applies for registration approval or any amendment to any registration approval for an improvement to the Product, including new formulations or dosage regimens, but excluding new indications, in any country outside the Territory, Bioenvision will immediately notify the Distributor and provide the Distributor with the option, which the Distributor may exercise at its own discretion, to apply for or amend the Registration Approval and sell such improved version of the Product, and in which case the parties will amend the Specifications as required.

        3.3 Costs. Distributor shall pay all costs and fees incurred in connection with obtaining and maintaining the Registration Approval and Reimbursement Approval for the Product in the Territory, including without limitation, regulatory evaluation fees, maintenance fees and costs, and costs of local expert reports, but excluding expenses incurred by Bioenvision for performing the obligations described in Section 3.2 above.

        3.4    [****]

        3.5 Regulatory Support Services. The Distributor shall apply for the Registration Approval and the Reimbursement Approval (and, if necessary in New Zealand, in the name of such Affiliate) subject to the following conditions.

               (a) The Distributor hereby agrees to transfer, or cause to be transferred, the Registration Approval and Reimbursement Approval obtained by it in respect of the Product in written form and by means of providing, or



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                      causing to be provided, to Bioenvision (or its designee)
                      an assignment of all of Distributor's right, title and interest in and to all such Registration Approvals and Reimbursement Approvals, as well as any applications therefor,and all submitted data including without limitation all data on Specifications, toxicology, AME, clinical investigations etc, and all other documents, undertakings, authorizations and approvals necessary for the importation into and sale of the Product in the Territory., within sixty (60) days from the date of termination or expiration of this Agreement, but not before the Distributor has disposed of all Product in its possession to the extent provided under Section 14.5 and, furthermore, agrees to provide free of charge full cooperation to Bioenvision or its duly qualified designee. If such termination is by Distributor under Section 14.4(c), and the effective date of such termination occurs before the end of the second year of the Term, then Bioenvision shall reimburse Distributor for all reasonable out-of-pocket costs and fees it incurred in obtaining such Registration Approvals and Reimbursement Approvals. If such termination is by Distributor under Section 14.4(c), and the effective date of such termination occurs before the end of the third year of the Term, then Bioenvision shall reimburse Distributor for fifty percent (50%) of all reasonable out-of-pocket costs and fees it incurred in obtaining such Registration Approvals and Reimbursement Approvals. If such termination is by Distributor under
                      Section 14.4(c), and the effective date of such termination occurs before the end of the fourth year of the Term, then Bioenvision shall reimburse Distributor for twenty-five percent of all reasonable out-of-pocket costs and fees it incurred in obtaining such Registration Approvals and Reimbursement Approvals. Under all other circumstances, such transfer of rights shall be promptly conducted by the Parties at their own expense; and

               (b)    The Distributor shall provide, or cause to be provided, to
                      Bioenvision: (i) notice and a prior written copy of any material filings in connection with the Registration Approval or the Reimbursement Approval, (ii) prompt notice of any other filings so made, (iii) immediate notice and a copy of all material correspondence from the Regulatory Authorities concerning the Registration Approval or Reimbursement Approval, and (iv),a complete copy of each application for Registration Approval prepared for submission by or on behalf of the Distributor for a Product and ten (10) business days to make comments regarding such application prior to filing, which comments shall be considered in good faith by the Distributor, and
                      (v) a complete copy of each application for Reimbursement Approval prepared for submission by or on behalf of the Distributor for a Product, and twenty (20) business days to make comments regarding such application prior to filing, which comments shall be considered in good faith by the Distributor.



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        3.6 Plant Inspection. Bioenvision shall use commercially reasonable efforts to obtain for the Distributor and/or its designee, the right, upon reasonable notice and during normal business hours, to inspect Bioenvision's or its contract manufacturer's facilities and operations where Product is manufactured and stored, at the Distributor's cost and expense. Bioenvision and Distributor acknowledge that Bioenvision cannot provide the Distributor with such rights under current agreements with Bioenvision's contract manufacturers. Bioenvision shall also provide Distributor with copies of such inspection reports (whether prepared by a Regulatory Authority, Bioenvision or a Third Party), relating to such facilities, as it shall have the right to disclose to Distributor during the Term.

4.      DISTRIBUTION AND MARKETING RIGHTS

        4.1 Appointment. Subject to the terms and conditions hereof, Bioenvision hereby appoints the Distributor as its exclusive distributor, on a royalty-free basis, and grants the Distributor the exclusive right to market, sell and distribute the Product in the Territory for the Indications, and the Distributor hereby accepts such appointment during the Term.

        4.2 Resale Restrictions. During the Term, the Distributor and its Affiliates shall not, directly or indirectly, through one or a series of transactions, market, sell or promote for sale Product: (i) outside of the Territory, (ii) obtained from any source other than Bioenvision, or (iii) with the use of any trademark or brand other than one of the Trademarks. During the Term, the Distributor and its Affiliates shall not, directly or indirectly, market or promote for sale Product for any indication other than the Indications.

        4.3 Resale Pricing. Distributor shall set the price and terms for resale of the Product within the Territory provided that Distributor and its Affiliates shall not: (i) discount the price charged for the Products in order to promote the sale of other products, or (ii) sell the Products for consideration other than valid currency. Distributor and its Affiliates shall conduct all price negotiations, and make all sales, on an arm's-length basis and shall not resell the Product to its Affiliates or agents, for the purpose of decreasing the amount payable hereunder, or otherwise, other than any sales that are necessary to its Affiliate in New Zealand in order to effect sale and distribution in that country.



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        4.4 Appointment of Subdistributors; Wholesalers. Distributor shall not sell the Product through subdistributors, other than an Affiliate in New Zealand (and only so long as such party remains an Affiliate of Distributor), without the prior written consent of Bioenvision. If Bioenvision consents to such sales, Distributor shall be and remain fully liable and responsible to Bioenvision for the activities of the subdistributor. Notwithstanding the foregoing, Distributor shall be entitled to enter into such agreements with drug wholesalers, on an arm's-length basis, in order to distribute and sell the Products in the Territory, it being understood that the designation of such wholesalers shall be the sole responsibility of the Distributor. Bioenvision shall not have any obligations towards such wholesalers either during the Term of this Agreement or after its termination.

        4.5 Sale of Competitive Products. In consideration of, and as a continuing condition of, the grant and retention of the rights granted under
Section 4.1 to the Distributor, the Distributor and its Affiliates shall not import, sell and/or distribute in the Territory any Competitive Products during the Term.

        4.6 New Indications; Right of First Offer. During the Term of this Agreement, if Bioenvision obtains regulatory approval from the EMEA for a New Indication for the Products, then Bioenvision shall, within thirty (30) days of such filing, notify the Distributor of such New Indication, such notification to include a copy of the Dossier submitted to the EMEA, and shall offer to discuss with the Distributor the grant of exclusive import, promotion, marketing, distribution and sale rights to the Distributor in the Territory for such New Indication, prior to discussing the same with any Third Parties. Any grant of rights to the Distributor shall be subject to agreement between Bioenvision and the Distributor of mutually satisfactory terms and conditions. In the event the Distributor is not interested in, or unable to reach agreement with Bioenvision within ninety (90) days following notification from Bioenvision as referred to above on the terms and conditions for the grant of exclusive rights to the New Indication, Bioenvision shall be free to discuss with, and grant to, a Third Party rights to import, promote, market, distribute and sell Products for the New Indication in the Territory.

5.      SALES, ORDERS AND SHIPMENTS OF PRODUCT

        5.1 Sales. Subject to the grant of Registration and Reimbursement Approvals, Bioenvision shall deliver the Product to the Distributor for sale in Units of Product, and the Distributor shall order the Product exclusively from Bioenvision in Units of Product.

        5.1A Samples. Prior to the grant of Registration Approval Distributor shall be entitled to order, on an as needs basis, Product labeled in accordance with the relevant requirements of the EMEA ("EU Labeled Product"), and Bioenvision will deliver such EU Labeled Product to the Distributor within thirty (30) days of receipt of such order. The price for EU Labeled Product will be as set out in section 6.2, except that the Distributor will reimburse Bioenvision the cost of transport to the Distributor's Warehouse.

        5.2 Forecasts; Orders. Except as provided in Section 5.1A, the Distributor shall order the Product from Bioenvision no more than once per calendar quarter, and subject to the



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limitations set forth below, Bioenvision shall supply the Units of Product to the Distributor, in such quantities as are ordered by the Distributor. On or before the fourth day of each month immediately preceding the commencement of a new calendar quarter during the Term, Distributor shall provide a twelve (12) month, rolling quarterly forecast of the Distributor's forecast requirements for each Product that is then for sale in the Territory or that the Parties anticipate will be launched in the Territory in the next twelve (12) months, such forecasts to be developed by the Distributor in good faith using the best available information ("Forecasts"). Such Forecasts shall be communicated in writing to Bioenvision. Such Forecasts shall cover the next four full consecutive calendar quarters and shall be updated quarterly by the Distributor on a rolling basis. The first six months of each Forecast shall be considered as the firm forecast ("Firm Forecast"). Total Units forecast for the second quarter of any Firm Forecast shall not deviate by more than [****] from the immediately preceding Forecast for such calendar quarter. Purchase orders shall provide for at least ninety (90) days before requested delivery, unless the Parties are able to agree upon an early delivery date if requested by the Distributor ("Delivery Date") of the Units of Product ordered.

        5.3 Shipment. Bioenvision shall ship such quantities of the Product to the Distributor as the Distributor shall order by the requested Delivery Date, subject to the limitations set forth below. If due to an force majeure event as described in Section 15.6, Bioenvision is unable to supply Product to meet the needs of all of its customers and distributors, including orders placed by Distributor in accordance with this Agreement, then Bioenvision reserves the right to allocate to the Distributor such portion of the available supplies as Bioenvision shall determine in its sole discretion to minimize patient safety concerns. Bioenvision acknowledges that the Distributor shall be released from any obligations hereunder to maintain minimum stock of the Product, if Bioenvision does not supply sufficient quantities of the Product to enable the Distributor to discharge such obligations.

        5.4 Delivery Shipments of the Product to the Distributor's Warehouse shall be by CIP Incoterms 2000. Shipments shall be accompanied by a legible certificates of analysis and documents showing the origin of the Products shipped. The Distributor shall be responsible for paying all costs associated with storage and handling of the Products at the Distributor's Warehouse and handling and transportation costs associated with transportation to other warehouses.

        5.5 Quality Control and Storage. Upon delivery, Distributor shall promptly cause the Products to be unloaded and inspected. Distributor shall store and transport the Products in accordance with the procedures specified by Bioenvision and the Registration Approvals. In all cases, the Distributor shall comply with the information and recommendations communicated in writing by Bioenvision to the Distributor and with all applicable laws, rules and regulations concerning the labeling, packaging, warehousing and distribution of Products.

6.      PAYMENTS

        6.1 Milestone Payments. Distributor shall give prompt notice to Bioenvision of the achievement of each of the following milestone events, following which Bioenvision shall issue.



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the Distributor with an invoice for the applicable milestone payment. Both parties acknowledge that nothing in this Agreement obliges the Distributor to achieve any or all of Milestones 6 to 11, and that any attempt to achieve such Milestone(s) is solely at the Distributor's discretion. In consideration of the rights granted herein, in particular the rights granted under clause 4.1 herein, Distributor shall pay the following amounts to Bioenvision within thirty days after receipt of the invoice for each applicable milestone payment referred to above.

        ------------------------------------------------------------------------
        Milestone   Event                           Milestone Payment
        ------------------------------------------------------------------------
        1           [****]                          [****]
        ------------------------------------------------------------------------
        2           [****]                          [****]
        ------------------------------------------------------------------------
        3           [****]                          [****]
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        4           [****]                          [****]
        ------------------------------------------------------------------------
        5           [****]                          [****]
        ------------------------------------------------------------------------
        6           [****]                          [****]
        ------------------------------------------------------------------------
        7           [****]                          [****]
        ------------------------------------------------------------------------
        8           [****]                          [****]
        ------------------------------------------------------------------------
        9           [****]                          [****]
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        10          [****]                          [****]
        ------------------------------------------------------------------------
        11          [****]                          [****]
        ------------------------------------------------------------------------


[****]

        6.2 Purchase Price for Product. After the first sale by Distributor of Product, Distributor shall commence making quarterly payments to Bioenvision of the purchase price for the Product as set forth in this Section 6.2. Not later than each May 31, August 31, November 30 and February 28, the Distributor shall pay to Bioenvision [****] as payment for the Products sold hereunder by Bioenvision to Distributor. Such payment shall be made in Australian Dollars and by wire transfer of immediately available funds in accordance with instructions to be provided by Bioenvision.

               Bioenvision shall have the right to audit the records to be retained and that support the reports to be provided under this Agreement by Distributor to Bioenvision, including without limitation, the Sales Reports, on an annual basis, at Bioenvision's sole cost and expense,



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Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the
Securities and Exchange Commission.

provided, however, if any such audit shall reveal that Distributor has underpaid Bioenvision amounts due hereunder for any period by in excess of five percent, (5%), then the costs of such audit shall be reimbursed by Distributor to Bioenvision along with the amount that was due and owing and interest thereon.

        6.3 Terms of Payment. Bioenvision and Distributor agree that GST on any taxable supply made by Bioenvision under this Agreement will be payable by Distributor pursuant to Section 83 of the A New Tax System (Goods and Services) Act 1999. All payments due under this Agreement are to be made without reduction for taxes (except withholding taxes or other taxes for which the recipient party may claim any tax credit or other double tax relief), duties and such other amounts that are or may be imposed by any national, municipal or other government agency or authority. If any such reduction is required to be made, the gross payment due to Bioenvision shall be increased such that the net amount received after the required reduction shall equal the amount specified herein. Any late payments shall bear interest at the rate of one percent (1%) per month compounded annually. Payment of such interest shall be in addition to any other remedies available hereunder to Bioenvision.

7.      OBLIGATIONS REGARDING SALES OF PRODUCT

        7.1 Distributor Obligations. The Distributor hereby agrees to use commercially reasonable efforts to market, sell and distribute the Products in the Territory, including without limitation the following:

               (a) promote the sale of the Product in the Territory, in particular in hospitals and clinics and prepare promotional materials and advertising in all relevant local languages;

               (b) establish and maintain a well-trained sales force for the Product (together with a well-trained support staff) adequate to service all of the Distributor's customers and to promote the sale of the Product in the Territory; and keep the sales force knowledgeable and fully informed as to the Products and Bioenvision's policies as communicated to the Distributor in writing;

               (c) enable a prompt delivery service compatible with good business practice, the nature of the Products, and the requirements of its customers;

               (d) ensure that the transportation and storage of the Product shall preserve the quality of the Products;

               (e) maintain a permanent stock of the Product of at least three (3) months supply (based on Distributor's forecast pursuant to Section 5.2 above);

               (f) sell the Product in the Territory only in containers approved by Bioenvision, with labels and packaging approved by Bioenvision;



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               (g)    promptly advise Bioenvision in writing of all material
                      laws, rules and regulations of the Territory of which the Distributor has knowledge and which are relevant to Bioenvision for the performance of its obligations under this Agreement;

               (h) obtain and maintain all material licenses, appraisals and permits necessary for the Distributor to perform its obligations under this Agreement;

               (k) notify Bioenvision immediately upon its becoming aware of any material occurrence of disparagement of any of the Products or infringement of any rights relating to the Product in the Territory;

               (l) comply with all applicable anti-corruption laws in effect in the Territory;

               (m) make no safety or performance claim in respect of the Product which has not been previously approved by the Regulatory Authorities;

               (n) establish and maintain suitable systems and records (including lot numbers of the Products sold and the purchasers of the Products) to enable a recall of Products in a timely, efficient and accurate manner and otherwise in accordance with applicable laws and regulations.

               (p) obtain and maintain during the term of this Agreement product liability insurance to cover all its potential liabilities under this Agreement and in connection with the distribution of Products, in an amount which shall exceed [****] per incident and provide to Bioenvision, no later than thirty (30) days following the Effective Date, a certificate of its current product liability insurance policy(is) providing such coverage; and

         7. 1A Distributor Representation and Warranty. Distributor represents and warrants that (i) it has the authority and right to enter into and perform this Agreement, (ii) no authorization, consent or approval of, or any filing or registration with, any governmental authority or regulatory body (other than as contemplated by this Agreement) is required for the execution, delivery and performance of this Agreement, and (iii) the execution, delivery and performance of this Agreement will not conflict with the terms of any other agreement to which it is or becomes a party or by which it is or becomes bound.

        7.2 Commencement of Sales. The Distributor shall commence the sale of the Product in the Territory within three (3) months following the date on which the Reimbursement Approval for the Product is granted in the Territory and no later than five (5) years following the Effective Date, and in the event the Distributor fails to do so, Bioenvision shall be entitled to terminate this Agreement pursuant to Section 14.4, such right to terminate to expire as soon as the Distributor commences the sale of the Product in the Territory.



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Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the
Securities and Exchange Commission.

        7.3    Bioenvision Obligations; Warranties; Limitation of Liability.

               (a) Bioenvision warrants that all of the Products sold to the Distributor hereunder:

                      (i) shall be manufactured in accordance with GMP (as evidenced by a certificate of analysis or other comparable document accompanying shipments of Products from Bioenvision, or its contract manufacturer, to the Distributor), the GMP Agreement, and in accordance with all applicable laws and regulations in the country of manufacture and the Territory;

                      (ii) shall be of merchantable quality and manufactured at a facility approved by a competent authority (including the United States Food and Drug Administration or EMEA) that is recognized by the Regulatory Authorities;


                      (iii) with respect to the remaining shelf life of Product at the time of delivery: (A) Bioenvision will use commercially reasonable efforts to ensure that, if delivered prior to Registration Approval is granted, Product shall have at least six (6) months of remaining shelf life; (B) Bioenvision will use commercially reasonable efforts to ensure that, if delivered during calendar year 2007 (provided Registration Approval has been granted) shall have at least eighteen (18) months of remaining shelf life; and (C) Product delivered after calendar year 2007 (provided Registration Approval has been granted) shall have at least twenty four (24) months of remaining shelf life;

                      (iv) shall for the duration of shelf life meet all of the Specifications, except to the extent such failure to meet such Specifications arose out of a failure by Distributor, its Affiliates or their customers to use proper handling and storage procedures with respect to the Product.

                (b) Bioenvision shall comply with the Foreign Corrupt Practices Act of 1977, as amended, of the United States of America and all applicable laws in effect in the Territory. The Distributor will respond to inquiries from Bioenvision regarding compliance with this Act.

               (c) Bioenvision shall provide the Distributor with sample form of promotional materials and educational materials relating to the Product from time to time during the Term.

               (d) Bioenvision shall obtain and maintain during the term of this Agreement product liability insurance to cover all its potential liabilities under this Agreement and in connection with the manufacture and supply of the



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Securities and Exchange Commission.

                      Products to the Distributor, in an amount which shall exceed [****] per incident and provide to the Distributor, no later than thirty (30) days following the Effective Date, a certificate of its current product liability insurance policy(is) providing such coverage.

               (e) Bioenvision represents and warrants that (i) it has the authority and right to enter into and perform this Agreement, (ii) no authorization, consent or approval of, or any filing or registration with, any governmental authority or regulatory body (other than as contemplated by this Agreement) is required for the execution, delivery and performance of this Agreement, (iii) the execution, delivery and performance of this Agreement will not conflict with the terms of any other agreement to which it is or becomes a party or by which it is or becomes bound and (iv) Bioenvision has sufficient right, title and interest (through ownership, license grant or otherwise) to the copy rights and trade secrets covering the information in the Dossier and the patent rights listed on Schedule C to grant the rights granted hereunder to Distributor.

        Except as expressly set forth in Section 7.3(a), Bioenvision does not make and shall not be liable to the Distributor for any warranty whatsoever, express or implied, in respect of the Products, including without limitation any warranties of fitness for a particular use or purpose. Subject to Bioenvision's indemnification obligations under Section 12.1, Bioenvision's liability to the Distributor for breach of the warranty set forth in Section 7.3(a) shall be limited to replacement of nonconforming Product pursuant to Section 7.5(a).

        7.3A   Joint Obligations

               Each party shall use its best endeavors to separately execute a GMP Agreement and Pharmacovigilance Agreement within sixty (60) days of the Effective Date.

        7.4 Use of the Products In Clinical Studies. The Distributor shall not use the Product, or knowingly provide the Product to any Third Party for use, in any clinical study without the prior written consent of Bioenvision.

        7.5    Quality Assurance; Nonconforming Products.

               (a) Failure to Meet Product Warranty. Any claim by the Distributor that any batches of the Product when shipped did not meet the warranty set out in Section 7.3(a) must be made in writing to Bioenvision within (i) fifteen (15) days of receipt of shipment by the Distributor at the Distributor's Warehouse in the event such non-compliance is or would have been discoverable by the Distributor when or if the inspection and testing procedures called for under the GMP Agreement and under Distributor's policies and standard operating procedures as of the Effective Date were conducted, and (ii) within fifteen (15) days of discovery of any other non-



**** Material omitted pursuant to a request for confidential treatment under
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Securities and Exchange Commission.

                      conformity. The Distributor shall have the right to cause analytical testing on the Product by an independent laboratory reasonably acceptable to Bioenvision for purposes of determining conformity with the product warranty and the findings of such laboratory shall be binding on both parties. Any batches of the Product failing to meet the product warranty set out in Section 7.3(a) shall be destroyed or returned by the Distributor to Bioenvision at Bioenvision's option and expense and Bioenvision shall replace as promptly as possible such batches of the Product with Product meeting the product warranty set out in Section 7.3(a). Except as described in the preceding sentence, no shipment or portion of a shipment of any quantity of the Product shall be returned to Bioenvision for replacement without Bioenvision's prior written consent.

               (b) Specifications. The Distributor shall not be obligated under any circumstances to accept delivery of the Product unless the Product meets the Specifications.

9.      SUSPENSION OF DISTRIBUTION; RECALL

        9.1 Suspension of Distribution. If requested by Bioenvision as a result of a problem with the quality or safety of the Products or otherwise, or if it reasonably determines that in the interest of patient safety it is necessary to do so, the Distributor will immediately suspend sales and distribution of the Products.

        9.2 Product Recall. Bioenvision shall promptly notify the Distributor of any recalls initiated by Bioenvision or required by any Regulatory Authorities in respect of any Product in the Territory. Distributor shall promptly (but in no event less than one working day prior to any recall) notify Bioenvision of any recall it reasonably deems necessary in the Territory due to the Product not meeting the Specification. Such recall shall be implemented and administered by the Distributor in a manner that is appropriate and reasonable under the circumstances and in conformity with any requests or orders of the applicable Regulatory Authority or Bioenvision. Bioenvision will cooperate with the any reasonable request from the Distributor in connection with any such recall. Bioenvision shall be responsible for the mailing, shipping and reasonable administrative expenses incurred by the Distributor in connection with such a recall as well as the cost of replacement Products for the Distributor and its customers; provided that the reason for the recall does not arise from (i) the negligence or misconduct of, or a breach of this Agreement by, the Distributor or any of its directors, officers, employees or agents or (ii) the failure of the Distributor to comply with the procedures for the proper storage and transportation of the Products. The Distributor shall cooperate in any such recall by providing to Bioenvision the information in respect of sales of the Products maintained by the Distributor pursuant to Section 9.3 hereof.

        9.3 Record Retention; Audit. The Distributor and its Affiliates shall maintain for two (2) years after the termination or expiration of this Agreement such information as shall reasonably be required to effect a recall of the Products, and shall make such information



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                                       17
available to Bioenvision, if necessary, in the event of such a recall. Furthermore, the Distributor and its Affiliates shall cooperate with Bioenvision in investigating any product failure which results in the need for a recall.

10.     PROMOTION AND ADVERTISING

        10.1   Marketing Plan and Sales Reports.

               (a) The Distributor, at its expense, shall submit a reasonably detailed marketing plan (the "Marketing Plan") to Bioenvision's Project Manager no later than sixty (60) days prior to the beginning of June and January (the latter plan to be an update of the June plan only) during the Term, provided that the Distributor shall submit the initial Marketing Plan (which shall provide the launch plans for the Product) to Bioenvision's Project Manager nine (9) months prior to the estimated launch date of the Product (launch date being the date the Product is first sold with both Registration and Reimbursement Approval). As soon as the Distributor can reasonably establish said launch date, the Distributor will so notify the Project Manager. The Marketing Plan shall be designed to optimize sales of the Product in the Territory. Distributor shall give good faith consideration to implementing any comments that Bioenvision timely provides with respect to such plans.

               (b) Not later than May 31, August 31, November 30 and February 28 of each year during the Term, the Distributor shall submit to Bioenvision a marketing report for the preceding calendar quarter ending March 31, June 30, September 30 and December 31, respectively (the "Sales Reports"). The Sales Reports shall include the following information: (i) number of Units of Product purchased by the Distributor from Bioenvision, (ii) Units of Product Sold by the Distributor and its Affiliates, (iii) the Gross Sales and the Net Sales for such period (including an itemization of all deductions from Gross Sales to determine such Net Sales), and (iv) number and value of Units of Product maintained in inventory at the Distributor and its Affiliates on the last day of the calendar quarter calculated on the basis of projected prices for Sales. In addition, the Sales Reports shall contain such other information in the Distributor's possession concerning the Distributor's and its Affiliates' promotional and marketing activities during the preceding quarter as may be reasonably requested by Bioenvision.

        10.2 Advertising and Promotional Materials. All advertising and promotional materials related to the Product shall be prepared by the Distributor. Written and visual promotional or educational materials will indicate, where required to do so by the Regulatory Authorities, that the Product is sold under authorization from Bioenvision. As permitted by applicable laws and regulations all documentary information, promotional material and oral



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                                       18
presentations (where practical) promoting the Product in the Territory shall display the Trademarks in a manner that promotes the Product and each of the parties in an appropriate manner and shall display the tradename and one or more logos or trademarks of Distributor in an appropriate manner to identify it as the Distributor of the Product. Bioenvision shall have the right to reproduce, distribute and otherwise use outside the Territory during the Term, and inside and outside the Territory after the Term, all Product-related advertising and promotional materials prepared by the Distributor.

        Distributor shall have the right to reproduce, distribute and otherwise use in the Territory during the Term, all Product-related advertising and promotional materials prepared by Bioenvision outside the Territory.

        10.3 Training. Bioenvision will provide annual training sessions for Distributor's sales personnel at either Bioenvision's or Distributor's facility, as Distributor shall choose, and Distributor shall pay all expenses incurred by Bioenvision in connection with such training sessions (other than salary and benefits for personnel conducting such training sessions).

11.     TRADEMARKS

        11.1 Use of Trademarks. The Distributor acknowledges and agrees that the Trademarks are the sole and exclusive property of Bioenvision and that nothing herein shall be construed as transferring any right, title or interest of any kind or nature whatsoever thereto to the Distributor. The Distributor further agrees not to use any trademarks other than the Trademarks, or its corporate trademark (being the words "MAYNE", "MAYNE PHARMA" and its red dot logo), in connection with its distribution of the Products and not to register the Trademarks for its own account or use a mark, name or logo which is confusingly similar to the Trademarks to identify other Products manufactured, distributed or sold by the Distributor. The Distributor shall have the exclusive and royalty-free right and licence to use the Trademarks in the Territory; provided however, that such use (i) shall be limited to the Term of this Agreement, (ii) shall be solely in connection with the import, promotion, marketing, sale and distribution of the Product for an Indication or any New Indication, if any, in each case, in the Territory and (iii) shall be subject to the following conditions:

               (a) such use shall be in accordance with the shape, form and color of the Trademarks as communicated or authorized by Bioenvision;

               (b) such use shall clearly indicate that the Trademarks are owned and/or registered by Bioenvision, Inc., e.g., by using the appropriate TM or (R) symbol and by stating that the Trademarks are owned by Bioenvision or used under licence from Bioenvision;

                (c) all rights arising from the use of the Trademarks in the Territory shall inure solely to Bioenvision's benefit, it being understood that nothing contained herein shall give the Distributor any right or interest in the Trademarks;



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


               (d) the Distributor shall notify Bioenvision promptly of any infringement by Third Parties of which it becomes aware in the Territory with regard to the Trademarks and give Bioenvision all reasonable assistance; and

               (e) the Distributor hereby waives any rights it may have with respect to the Trademarks under the Trade Marks Act of 1995; provided however, that if Bioenvision fails to enforce its rights in the Trademarks against a material infringement in the Territory after receipt of notice of same from Distributor, Distributor shall have the right to enforce such rights and Bioenvision shall provide reasonable support and cooperation in connection with such enforcement action.

        11.2 Maintenance of Trademarks. Bioenvision shall seek and maintain the registration of the Trademarks in the Territory throughout the Term of this Agreement.

        11.3 Inactive or Abandoned Trademarks. Bioenvision shall have no obligation to defend and maintain any Trademarks which it considers, in its sole discretion, inactive and/or abandoned. Bioenvision, to the extent reasonably practicable, shall consult with the Distributor concerning any Trademark which Bioenvision considers to be inactive or abandoned prior to taking action to abandon such Trademark.

12.     INDEMNIFICATION

        12.1 Indemnification by Bioenvision. Bioenvision shall indemnify the Distributor, its Affiliates, and their respective directors, officers, employees and agents from and against all liabilities, penalties, costs, losses, damages and expenses (including reasonable attorney fees and expenses) ("Liabilities") to the extent incurred and arising out of or resulting of (i) the breach of this Agreement by Bioenvision, including [****] The provisions of this Section 12.1 shall survive [****].

        12.2 Indemnification by Distributor. The Distributor shall indemnify Bioenvision, its Affiliates, and their respective directors, officers, employees and agents, from and against all liabilities, penalties, costs, losses, damages and expenses (including reasonable attorneys fees and expenses) to the extent incurred and arising out of [****]. The provisions of this Section 12.2 shall survive [****].

        12.3 Defense of Claim. Each party hereto agrees to give the other parties (i) prompt written notice of the institution of any claims asserted or made, including any claims asserted or made by any governmental authority having jurisdiction, for which the other parties might be liable under the foregoing indemnification obligations, or for which the notifying party will be liable under the foregoing indemnification obligations (such as a patent or trademark claim against Bioenvision); (ii) to the extent the other party is so obligated, the opportunity to defend, negotiate and settle such claims; and (iii) reasonable assistance in the defense of such claims.



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                                       20

        12.3A Notification of Claims outside the Territory. Bioenvision will promptly notify the Distributor of any claim asserted or made outside the Territory in relation to the Product, that may reasonably be anticipated to affect supply of the Product to the Territory.

        12.4 Settlements. The indemnifying party may not settle a claim or action covered by this Article 12 without the consent of the indemnified party, if such settlement would impose any monetary obligation on the indemnified party or require the indemnified party to submit to an injunction, make an admission of liability, or assume an obligation. Any payment made by an indemnifying party to settle any such claim or action shall be at its own cost and expense.

        12.5 Limitation of Liability. With respect to any claim by one party against the other arising out of the performance or failure of performance of the other party under this Agreement, the parties expressly agree that the liability of such party to the other party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages, lost profits directly related to the Products, attorney's fees and the like, and in no event shall a party be liable to the other party for indirect, incidental, special or consequential damages, including without limitation, lost profits not related to the Products. Anything herein to the contrary notwithstanding, neither Party intends to limit or exclude any liability or warranty that cannot be limited or excluded under applicable laws.

13.     CONFIDENTIALITY

        13.1 Each party agrees and shall undertake to keep confidential, and not to use except as expressly provided hereunder, the confidential information of the other Party disclosed hereunder , including without limitation, information concerning the manufacture, development, testing and marketing of the Product, shall refrain from disclosing it to any Third Party unless compelled to disclose by judicial or administrative process or, in the opinion of such party's counsel, by the requirements of law, and except by the Distributor as required to carry out its rights or obligations hereunder. [****] Notwithstanding the foregoing, the parties shall issue a joint press release disclosing the existence and general nature of this Agreement, the text of which first shall have been reviewed and approved by each party, provided further that such press release shall not disclose any proprietary information of the either party. The provisions of this Section 13.1 shall survive the termination or expiration of this Agreement.

14.     TERM AND TERMINATION

        14.1 Term. This Agreement shall become effective on the Effective Date and, unless terminated earlier in accordance with this Agreement, shall continue in effect for the Initial Term. The term shall automatically be renewed for successive two (2) year periods ("Extension Terms"), unless one party elects to terminate this Agreement upon expiration of the then existing term by giving notice to the other party in writing at least six (6) months prior to the expiration of the then existing term.



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


        14.2 Termination by Bioenvision. Bioenvision, in its sole discretion, may, upon ninety (90) days written notice to the Distributor, terminate this Agreement in the event that [****].

        14.3 Termination by the Distributor. The Distributor may terminate this Agreement upon ninety (90) days written notice to Bioenvision in the event [****].

        14.4 Termination by Either Party. If one of the following events shall occur

               (a) the parties shall have mutually agreed in writing to terminate this Agreement;

               (b) an Act of Insolvency of either Bioenvision or the Distributor shall have occurred;

               (c) an Event of Default (other than one described in Section 14.2) has occurred and such Event of Default has not been remedied by the defaulting party within thirty (30) days of receipt of a written notice by the non-defaulting party; or

               (d)    either party has ceased to conduct business.

then, upon such mutual agreement or upon the giving of notice in writing by (A) the nondefaulting party in the event of an Event of Default, (B) the non-insolvent party in the event of an Act of Insolvency, or (C) the non-business impaired party in the circumstances described in the foregoing
Section 14.4(d), this Agreement shall terminate upon the expiration of thirty
(30) days from the date thereof or such earlier date as the parties may mutually agree in writing. Anything herein to the contrary notwithstanding, during this period, it will be at the sole discretion of Bioenvision as to whether it shall provide Products to the Distributor.

        14.5   Rights and Obligations Upon Termination.

               (a) Upon the termination of this Agreement for any reason, at the option of Bioenvision (subject to what may be legally permissible) and upon receipt of Bioenvision's written instructions, the Distributor shall either (i) continue to distribute the Products then in its possession, in which case the provisions of this Agreement shall fully apply to such distribution of the Products unless otherwise notified by Bioenvision to the Distributor, (ii) deliver to Bioenvision, or to such other persons as may be specified by Bioenvision, at the Distributor's Warehouse and in accordance with Bioenvision's written instructions, all the Product in the Distributor's possession, or (iii) destroy all Product then in the Distributor's possession (any such destruction to be accomplished in conformity with all applicable laws and regulations). Unless otherwise agreed between the Parties, the option set out in Section 14.5(a)(i) above will automatically apply for the first six (6) months following termination unless such termination resulted



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                                       22
                      from an Event of Default of the Distributor.
                      Notwithstanding the foregoing, the Parties agree to reasonably cooperate with each other to limit their respective liability to third parties in connection with such a termination, to ensure a continuity of supply of Product to the Territory during any transition or to conduct any market withdrawal in a commercially reasonable manner. In the cases where the Product is returned or destroyed in accordance with Bioenvision's instructions, Bioenvision shall pay to the Distributor the following sum of monies within thirty (30) days following receipt by Bioenvision of the Products or notice of their destruction: [****].

               (b) Following termination of this Agreement for any reason and disposal by the Distributor of all Product in its possession, at Bioenvision's option and cost and in accordance with Bioenvision's written instructions, the Distributor shall either deliver to Bioenvision or Bioenvision's designee at the address indicated by Bioenvision, or destroy, all display, point-of-sale, advertising and promotional materials then in the Distributor's possession bearing the Trademarks or other indicia of origin or quality, pertaining to the Products. The Distributor shall also promptly remove all signs, advertising, and similar materials bearing the Trademarks and other indicia of origin or quality of the Products from the Distributor's buildings, stationery and other property and advertising.

               (c) Following termination of this Agreement for any reason and disposal by the Distributor of all Product in its possession and to the extent legally permissible, the Distributor shall deliver to Bioenvision an accurate and complete copy (including without limitation address and telephone number, contact name and purchase history) of the Distributor's list of hospital and clinical customers for the Products.

               (d) The termination for any reason whatsoever of this Agreement shall not release the Distributor from the obligation to pay any sums then owing to Bioenvision or from the obligation to perform any other duty or to discharge any other liability that the Distributor has incurred prior thereto, and shall not release Bioenvision for the obligation to pay any sums then owing to the Distributor or from the obligation to perform any other duty or to discharge any other liability that Bioenvision has incurred prior thereto. Except as otherwise specifically set forth in Section 14.5(f) or elsewhere in this Agreement, Bioenvision shall not, by reason of the expiration or termination of this Agreement for any reason whatsoever, be liable to the Distributor for compensation or damage on account of loss of present or prospective profits on sales or anticipated sales, or expenditures, investments or commitments made in connection



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                      therewith or in connection with the establishment,
                      development or maintenance of the Distributor's business or goodwill.

               (e) Upon termination for any reason whatsoever, Bioenvision or its new distributor shall be entitled to market and sell Product to the Distributor's customers in the Territory.

15.     MISCELLANEOUS

        15.1 Entire Agreement. This Agreement, together with the Schedules hereto, sets forth the entire agreement and understanding between the parties as to the subject matter hereof. Except as otherwise provided expressly herein, no modification, amendment or supplement to this Agreement or to such Schedules shall be effective for any purpose unless in writing and signed by the parties hereto.

        15.2 Binding Effect; Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor the rights granted or obligations assumed hereunder shall be assigned or otherwise transferred by either party without the prior written consent of the other party; provided however, that either party may assign this Agreement without the consent of the other party to any of its Affiliates. An assignment by a party to any of its Affiliates shall, in no event, release such party of any of its obligations hereunder.

        15.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of [****] and, to the extent it may be applicable, the parties intend that the [****] shall not apply. Each party submits to the non-exclusive jurisdiction of the courts of the United Kingdom in relation to any suit arising out of or based upon this Agreement.

        15.4 No Waiver; Remedies. No failure on the part of either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other future exercise thereof or the exercise of any other right. The remedies herein are cumulative and not exclusive of any remedies provided by law.

        15.5 No Warranties, Liability. Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED.

        EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL THEORY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.



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                                       24
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        15.6 Force Majeure. Any violation of this Agreement resulting from an event beyond the reasonable control of the party affected thereby, such as fires, flood, earthquakes, accidents, explosions, sabotage, strikes, or other labor disturbances (regardless of the reasonableness of the demands of labor), civil commotions, riots, invasions, wars, acts, restraints, requisitions, regulations, or directions of governmental authorities, shortages of labor, fuel, power, or raw material, inability to obtain equipment or supplies, inability to obtain or delays in transportation, acts of God, peril of the sea, or any other cause beyond the reasonable control of the party affected thereby, shall not be considered a breach of this Agreement, provided that the party affected thereby uses its commercially reasonable efforts to promptly remedy the situation. In the event any violation of this Agreement as a result of a case of force majeure continues for more than two months, the party not affected thereby shall have the right to terminate this Agreement with immediate effect by written notice sent to the other party.

        15.7 Notices. All notices, reports and communications permitted or required by this Agreement shall be in writing, shall be in English and shall be deemed given when delivered personally or transmitted by facsimile (and telephonically confirmed), four business days after being mailed by registered or certified mail with postage prepaid and returned receipt requested, or when received, if sent by commercial overnight courier with fees prepaid (if available; otherwise, by the next best class of service available), to the parties at the following addresses:

                (a)   To Bioenvision        Bioenvision, Inc.

                                            345 Park Avenue, 41st Floor
                                            New York, NY 10154
                                            United States of America
                                            Attention:  General Counsel
                                            Telephone: +1-212-750-6700

                      With a copy to:       Goodwin Procter

                                            Exchange Place
                                            53 State Street
                                            Boston, MA 02109
                                            United States of America
                                            Attention:  Christopher Denn, Esq.
                                            Telephone: +1-617-570-1000

               (b)    To Distributor:       Mayne Pharma Limited

                                            Level 21, 390 St. Kilda Road
                                            Melbourne Victoria 3004
                                            Australia
                                            Attention: Company Secretary
                                            Telephone : +61-3-9868-0700



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                                       25
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        15.8 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof, to the extent that the purpose of this Agreement is not materially altered, or affecting the validity or enforceability of such provision in any other jurisdiction.

        15.9 Relationship of Parties. The Distributor shall act as an independent contractor which purchases the Products and resells them for its account. Nothing in this Agreement shall constitute or be deemed to constitute either party as the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, expressed or implied, in the name or on behalf of the other party.

        15.11  Dispute Resolution.

               (a) Any matter that cannot be resolved amicably by the Project Managers, and any other dispute, controversy or claim arising out of or relating to this Agreement, or the entering into, breach, termination, or invalidity of this Agreement, shall be submitted in the first instance to the Chief Executive Officer of Bioenvision and the regional President of the Distributor.

               (b) If the matter or dispute cannot be resolved by the individuals designated in Section 15.11(a) within sixty days after such submission, it shall be settled by arbitration as provided herein. The number of arbitrators shall be three, one of whom is selected by the Distributor, one of whom is selected by Bioenvision and one of whom is selected by Bioenvision and the Distributor (or by the other two arbitrators if the parties cannot agree within thirty (30) days of selecting the other two arbitrators). The arbitration proceeding shall be conducted in the English language. [****] unless the parties agree in writing to conduct the arbitration in another location and under different arbitration rules.

               (c) The arbitration decision shall be binding upon the parties. The decision of the arbitrators shall be executory, and the prevailing party may enter such decision in any court having competent jurisdiction. Each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party (including the right to seek and to obtain injunctive relief) solely to enforce the instituting party's arbitration rights or the decision of the arbitrators.

               (d) Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect either Party's interests.



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                                       26
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        15.12 No Other Rights. Except as expressly set forth herein, no rights or licenses to intellectual property rights are granted herein, whether by implication or otherwise.

        15.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

        15.14 Interpretation. By executing this Agreement both parties acknowledge and accept that the final draft of this Agreement was reached by negotiation and initial consent and the Agreement shall be deemed drafted by both parties and shall not be interpreted against any one party.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officer, as of the date first above written.

  BIOENVISION, INC.                        MAYNE PHARMA LIMITED

                                                         /s/ Dimitrios
                      /s/ David P.                          Constantinos
  By:                    Luci              By:              Kiriacoulacos
                    -------------------                -------------------------
                      Print                              Print Name:
                      Name:
                      David P.                           Dimitrios
                      Luci                               Constantinos
                                                         Kiriacoulacos

                      Title: CFO                         Title:
                         and
                         General                         General
                         Counsel                         Counsel and
                                                         Company
                                                         Secretary

                      /s/ Kristen                        /s/ Jonathan
  Witness:               Dunker            Witness          Barlow
                    -------------------                -------------------------
                      Print                              Print Name:
                      Name:
                      Kristen                            Jonathan
                      Dunker                             Barlow

                      Date:                              Date:

                      3/31/06                            3/24/06



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                                       27

                                   SCHEDULE A



                                 SPECIFICATIONS




[****]




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                                       28

                                   SCHEDULE B

                 TRADEMARKS. SERVICEMARKS, TRADE NAMES AND LOGOS


[****]




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                                       29

                                   SCHEDULE C



                          INTELLECTUAL PROPERTY RIGHTS



        [****]





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                                       30